UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2013

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

001-34507

(Commission File Number)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(800) 223-1216

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective November 8, 2013, Louis Weiss, Chief Marketing Officer of Vitamin Shoppe, Inc., a Delaware corporation (the “Company”), terminated his written stock selling plan designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “10b5-1 Plan”).

As previously disclosed by the Company, the 10b5-1 Plan was originally put in place in March 2013 to enable Mr. Weiss to sell a sufficient number of shares of the Company’s common stock to cover his tax obligations and related brokerage commissions and fees to be incurred at such time as the restrictions on his previously awarded grants of shares of restricted stock expired. However, the Company recently began requiring restricted stock grantees to allow the Company to withhold a portion of the vesting shares in order to pay such taxes. The Company’s new requirement has rendered the sale of shares by Mr. Weiss pursuant to the 10b5-1 Plan unnecessary, thereby, prompting Mr. Weiss to decide to terminate the 10b5-1 Plan.

The information furnished pursuant to this Current Report on Form 8-K shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth by specific reference in such filing that such information is to be considered “filed” or incorporated by reference therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: November 14, 2013	By:	/s/ Jean W. Frydman
		Name:	Jean W. Frydman
		Title:	Senior Vice President, General Counsel & Corporate Secretary